Exhibit 10.10.7

SEVENTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Amended and Restated Loan and Security Agreement is entered into as of June 29, 2012 (the “Amendment”), by and between APPLIED OPTOELECTRONICS, INC (“Borrower”) and EAST WEST BANK (“Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 20, 2009, as amended from time to time including that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 3rd, 2010, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 28th, 2010, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 6th, 2010, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of May 5th, 2011, that certain letter dated September 30, 2011, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of November 30th, 2011 and that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of March 29th, 2012 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.                                      Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with Section 6.16 of the Agreement (the “Equity Milestone Default”).  Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Bank forbears from exercising its remedies arising out of the Equity Milestone Default until the earlier to occur of (i) Borrower’s attainment of the equity milestone set forth in Section 6.16 as amended herein or (ii) July 6, 2012. On Borrower’s timely compliance with Section 6.16, Bank shall waive the Equity Milestone Default. Upon Borrower’s failure to timely comply with Section 6.16, all outstanding Obligations shall begin accruing interest at the default rate set forth in Section 2.3(b) of the Agreement. Bank does not forbear or waive Borrower’s obligations under such respective section for any event other than the Equity Milestone Default; and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

2.                                      Borrower acknowledges that there are also existing and uncured Events of Default arising from Borrower’s failure to comply with Sections 6.6 and 6.15 for the quarter ended December 31, 2011 and Borrower’s failure to comply with Section 6.16 for quarter ended March 31, 2012 (collectively, the “Financial Covenant Defaults”).  Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Bank forbears from exercising its remedies arising out of the Financial Covenant Defaults until September 30, 2012. Bank does not forbear or waive Borrower’s obligations under such respective sections for any event other than the Financial Covenant Defaults; and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

3.                                      The following defined term set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:

“EXIM Maturity Date” means September 30, 2012.

4.                                      Section 6.16 of the Agreement is amended in its entirety to read as follows:

6.16                        Equity Milestone.  On or before July 6, 2012, Borrower shall deliver to Bank evidence, in form and substance satisfactory to Bank, that Borrower has received, between May 1, 2012 and July 6, 2012, at least $4,000,000 in new cash proceeds (excluding the conversion of any convertible debt securities outstanding as of April 30, 2012) from the sale and issuance of its equity securities or Subordinated Debt securities.

5.                                      Concurrently upon the execution of this Amendment, Borrower shall make a cash payment to Bank of $500,000 on account of the outstanding EXIM Advances.

6.                                      Effective upon Borrower’s compliance with Section 6.16 as amended herein and all other covenants set forth in the Agreement (including Sections 6.5, 6.6 and 6.15 for period ending June 30, 2012), Borrower may resume requesting Advances, Line II Advances or EXIM Advances pursuant and subject to the terms set forth in the Agreement.

7.                                      Bank consents to Borrower’s use of a storage unit located at 9870 Hwy 90A, #1701, Sugar Land, Texas to hold certain of Borrower’s equipment and other collateral, and no consent or waiver shall be required to be obtained by the landlord of such location.

8.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

9.                                      Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing other than the Existing Defaults.

10.                               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11.                               As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower;

(b)                                 payment in accordance with Section 5 above, along with payment an amendment fee of $2,000, any fees as are required by EXIM, and all Bank Expenses incurred through the date of this Amendment; and

(c)                                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Chih-Hsiang (Thompson) Lin

Title: CEO/President

EAST WEST BANK

By:	/s/ Lisa Chang

Title: VP